UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

FMG ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Forest Park, Second Floor Farmington, CT	06032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 677-2701

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 11, 2007, the initial public offering (“IPO”) of 4,733,625 Units (“Units”) of FMG Acquisition Corp. (the “Company”) was consummated, which included 233,625 Units subject to the underwriters’ over-allotment option (the “Option”). Pali Capital Inc., who acted as the representative of the several underwriters for the IPO, has represented that the underwriters will not exercise the balance of Units subject to the Option. Each Unit consists of one share of common stock, $.0001 par value per share (“Common Stock”), and one Warrant (“Warrant”) to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $37,869,000.

Prior to the Closing of the IPO, the Company consummated a private placement (the “Private Placement”) of an aggregate of 1,250,000 warrants to FMG Investors LLC, a sponsor of the Company, generating gross proceeds of $1,250,000. The warrants sold in the Private Placement contain substantially similar terms and conditions as the Warrants sold in the IPO, except that the warrants sold in the Private Placement (i) will not be subject to redemption, (ii) may be exercised on a cashless basis, in each case if held by the Company’s sponsor or its permitted assigns and (iii) may not be sold, assigned or transferred prior to the 90th day following the Company’s consummation of a business transaction.

A total of $37,452,930 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the public stockholders of the Company. Audited financial statements as of October 11, 2007 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Upon consummation of the IPO, the Company’s initial stockholders, who owned 100% of the Company’s issued and outstanding Common Stock prior to the IPO, forfeited a pro-rata portion of their shares of Common Stock (an aggregate of 110,344 shares of Common Stock) as a result of the underwriters’ election not to exercise the balance of the Option. Such ownership interests were adjusted upon consummation of the IPO to reflect their aggregate ownership of 20% of the Company’s issued and outstanding Common Stock (an aggregate of 1,183,406 shares of Common Stock).

ITEM 9.01. Financial Statements and Exhibits.

(c)   Exhibits

Exhibit 99.1	Audited Financial Statements

Exhibit 99.2	Press Release, dated October 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16 2007	FMG ACQUISITION CORP.

	By:	/s/ Gordon G. Pratt
Name: Gordon G. Pratt
Title: Chairman, President and Chief Executive Officer